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                                                                    Exhibit 23.1


                          INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Rainbow Multimedia Group, Inc.:

We consent to the use of and incorporation by reference in the registration statements (Nos. 333-81170, 333-47914, 333-40698, 333-32526, 333-92361,
333-85269, 333-70335, 333-60277, 333-32221) on Form S-3 and registration statements (Nos. 333-62502, 333-35806, 333-83725, 333-78521, 333-78567,
333-74715, 333-74747, 333-30655, 333-16975) on Form S-8 of THQ Inc. of our
report dated February 20, 2002, with respect to the balance sheet of Rainbow Multimedia Group, Inc. as of December 31, 2000, and the related statements of operations, stockholders' equity (deficiency), and cash flows for the year then ended, which report is included with this Current Report of THQ Inc. on Form 8-K/A dated December 21, 2001.

                                            /s/ KPMG LLP

                                            KPMG LLP

Phoenix, Arizona
March 6, 2002